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                                                                   Exhibit 10.21

                        INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into as of May 1, 2002 ("Effective Date") between UNIVERSAL ACCESS GLOBAL HOLDINGS INC., whose principal place of business is 233 South Wacker Drive, Suite 600, Chicago, Illinois 60606 ("the Company") and SPAGNOLO GROUP LP, a Texas limited partnership whose address is ________________________________ (hereinafter "Consultant").

1.   SERVICES; TERM

     1.1 SCOPE OF SERVICES. Consultant will perform the services ("Services") described in the Task Orders executed by the parties and attached hereto as EXHIBIT A.

     1.2 TERM. The term of this Agreement shall be nine months, beginning on the Effective Date and ending on January 31, 2003 (the "Term").

2.   PAYMENT

     2.1. PAYMENT. Company will pay Consultant in the amounts and in accordance with the arrangements specified in each Task Order.

     2.2. INVOICING, LATE PAYMENTS. Except as otherwise set forth in a Task Order, Consultant will invoice monthly for the Services. Company will pay the amounts invoiced upon Company's receipt of the invoice. Interest will accrue at one (1) percent per month compounded monthly on amounts not paid within fifteen (15) days of the invoice due date.

     2.3. EXPENSES. Company will reimburse Consultant for all reasonable expenses incurred by Consultant in connection with the Services, including travel and lodging expenses, and as set forth in the Task Order. Travel shall be conducted in accordance with Company's travel policies and procedures.

     2.4. TAXES. Company will reimburse Consultant for any sales tax, use tax, or other taxes incurred by Consultant in connection with the provision of the Services (other than income taxes imposed on Consultant or any taxes arising from or directly or indirectly related to the Consultant's breach of any provision(s) of this Agreement, including but not limited to any breach or failure, and the resulting tax ramifications thereof, of the Consultant to comply with Section 6 of this Agreement).

3.   WARRANTIES

     3.1 Consultant warrants that (a) it will perform the Services hereunder in a competent and workmanlike manner utilizing reasonable care and skill and
     (b) Mark F. Spagnolo, an employee of Consultant (the "Designee"), will be the individual providing the Services and acting as a service provider to the Company.

     3.2 EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 3.1 ABOVE, CONSULTANT EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS OF ANY KIND OR NATURE WITH RESPECT TO THE SERVICES AND ANY OBLIGATION, LIABILITY, PERFORMANCE, NONPERFORMANCE, AND ANY OTHER MATTER IN CONJUNCTION WITH


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     THIS AGREEMENT, WHETHER EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES
     OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON-INFRINGEMENT, TITLE OR OTHERWISE. CONSULTANT DOES NOT WARRANT THAT THE SERVICES PERFORMED BY ITS PERSONNEL WILL BE ERROR FREE, FREE OF UNINTENDED CONSEQUENCES, OR FULLY COMPREHENSIVE.

4.   LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE LOSS, DAMAGE OR EXPENSES (INCLUDING LOST PROFITS OR SAVINGS) EVEN IF ADVISED OF THEIR POSSIBLE OCCURRENCE. IN NO EVENT WILL EITHER PARTY'S LIABILITY, IF ANY, UNDER EACH TASK ORDER EXCEED THE AMOUNTS PAID TO CONSULTANT BY THE COMPANY UNDER SUCH TASK ORDER.

5.   TERMINATION

     5.1. TERMINATION. The Company may terminate this Agreement at any time for cause or upon the death or incapacity of the Designee. "Cause" shall exist for such termination if Consultant or its Designee (i) is adjudicated guilty of a felony by a court of competent jurisdiction, (ii) commits any act of fraud or intentional misrepresentation, (iii) has materially breached any covenant set forth in this Agreement or willfully violated or failed to follow any material direction of the Chairman of the Company, which breach or willful violation or failure the Consultant or its Designee has not cured within ten (10) days following notice by the Chairman of the breach or willful violation or failure, or (iv) has made any material misrepresentation to the Company. In the event of a termination, Company will pay Consultant for all Services rendered and reasonable expenses incurred by Consultant prior to the termination of the Agreement, and otherwise will have no further obligations hereunder.

     5.2. SURVIVAL. The terms of Sections 3 through 8 will survive the termination or expiration of this Agreement for any reason.

6.   INDEPENDENT CONTRACTOR RELATIONSHIP

     6.1 Consultant will undertake the Services to be performed hereunder as an independent contractor. Consultant will determine the manner and method of its performance of the Services, and Company's general right to direct the Services will not make Consultant, or its agents, or personnel, the agents or employees of Company. The provision of Services under this Agreement will not result in any partnership, joint venture, or trust relationship between Consultant and Company. Neither party will have the authority to make any statements, representations, or commitments of any kind on behalf of the other party, or to take any action binding upon the other. As an independent contractor, the Consultant shall not participate in any employee benefit plan or program or be subject to any employment rules, regulations or policies of the Company.

     6.2 All wages paid to employees of the Consultant shall constitute wages paid to such employees by the Consultant and neither the Company, nor its officers,


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     directors, and employees shall have any obligation or liability whatsoever to the Consultant for workers' compensation, federal and state payroll taxes, unemployment compensation, minimum wages, Social Security assessments or similar charges, taxes or liabilities applicable to an employment relationship. The Consultant further agrees that it shall maintain sufficient insurance to protect it, its Designee and such other parties who may perform services on its behalf hereunder from claims under workers' compensation laws and other similar acts, and also from any damage, personal injury or death suffered by it, its Designee or any parties engaged by it, and which may arise in the performance of services hereunder.

     6.3 The Consultant recognizes and acknowledges that it is free from control or direction over the performance of its services, both under this Agreement and in fact, and the Consultant represents to the Company that it
     (i) has established a place of business separate, independent and outside of any place of business of the Company, (ii) is engaged in an independently established trade, occupation, or business, and (iii) has other customers and clients for which it performs services. Designee may, at the direction of the Company's Chairman, meet with third parties on behalf of the Company to discuss potential client, strategic or financial relationships with the Company. Consultant may contact the same third parties in matters unrelated to this Agreement and the Services, provided that Consultant abides by the provisions of this Agreement.

     6.4 The Consultant agrees to fully indemnify the Company and its shareholders, subsidiaries, affiliates, officers, directors, employees and independent contractors against and will hold the Company, its shareholders, subsidiaries, affiliates, officers, directors, employees and independent contractors harmless from any and all claims, costs, damages, demands, expenses (including without limitation attorneys' fees), judgments, losses or other liabilities of any kind or nature whatsoever arising from or directly or indirectly related to the Consultant's breach of any provision(s) of this Agreement, including but not limited to any breach or failure, and the resulting tax ramifications thereof, of the Consultant to comply with this Section 6.

7.   INTELLECTUAL PROPERTY; CONFIDENTIALITY

     7.1 The provisions of EXHIBIT B are hereby incorporated herein and made a part hereof.

     7.2 The parties have or will execute a confidentiality and non-disclosure agreement substantially in the form attached hereto as EXHIBIT C.

8.   GENERAL PROVISIONS

     8.1 NON-SOLICITATION. During the Term of this Agreement, and for a period of one year thereafter, Consultant will not, directly or indirectly, on behalf of itself or as a partner or as an officer, director, employee, agent, consultant or shareholder of any other entity or person, or as a trustee, fiduciary or other representative of any other person or entity, induce, attempt to induce or hire any employee (or any person who was an employee during the year preceding the date of any solicitation) of Company or its


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     affiliates to leave the employ of Company or its affiliates, or in any way interfere with the relationship between any such employee and Company or its affiliates.

     8.2 SEVERABILITY. If any term or provision of this Agreement is be found by a court of competent jurisdiction or by an arbitrator to be invalid, illegal or otherwise unenforceable, such finding will not affect the other terms or provisions of this Agreement or the whole of this Agreement, but such term or provision found to be invalid, illegal or otherwise unenforceable will be deemed modified or narrowed to the extent necessary in the court's or arbitrator's opinion to render such term or provision enforceable, and the rights and obligations of the parties will be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties set forth in this Agreement.

     8.3 NOTICES. Any notice or other communication given pursuant to this Agreement must be in writing and will be effective when delivered personally to the party for whom intended, or when signed for by that person (or that person's authorized representative) if delivered by messenger or express courier service or by certified or registered United States mail, or five (5) days following deposit of the same into the United States mail, first class postage prepaid, provided that in each case other than personal delivery the notice is addressed and sent to such party at the address set forth above.

     8.4 FORCE MAJEURE. Neither party will be liable for any delays or failures in performance of any obligations under this Agreement, due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, or other similar catastrophes; any law, order, regulation, direction, action or request of any government (or body thereof) having jurisdiction over either of the parties; national emergencies, insurrections, riots, wars or terrorist attacks; or strikes, lock-outs, work stoppages or other labor difficulties.

     8.5 COMPLETE AGREEMENT. This Agreement includes Task Orders executed hereunder (which are incorporated herein and made a part hereof) and sets forth the entire understanding between the parties with respect to the performance of the Services and the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, arrangements, correspondence, requests for proposals, proposals, and communications, whether oral or written, with respect to the performance of the Services or the subject matter of this Agreement.

     8.6 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any choice-of-law rules that may otherwise require application of the laws of another jurisdiction.

     8.7 LEGAL AND EQUITABLE REMEDIES. The Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement by Consultant.

     8.8 ASSIGNMENT. Neither this Agreement nor any interest herein nor any claim arising under or in connection with or relating to this Agreement may be assigned by Consultant without the Company's prior written consent, and any attempted assignment without such consent will be void. Company may assign this Agreement without the consent of Consultant.


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     8.9  SUCCESSORS. This Agreement will inure to the benefit of and will be binding upon the parties, their respective successors and permitted assignees and transferees, unless otherwise provided in this Agreement.

     8.10 AMENDMENTS. The terms and conditions of this Agreement may not be amended, changed, modified, supplemented or waived without the signature of each party. No waiver of any breach, delay or default under this Agreement will constitute a waiver of any other or subsequent breach, delay or default hereunder, whether or not similar.

AGREED AND ACCEPTED:

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.        SPAGNOLO GROUP, LP

/s/ PATRICK C. SHUTT                         /s/ MARK F. SPAGNOLO
--------------------------------------------------------------------------------
Authorized Signature                         Authorized Signature

Patrick C. Shutt, Chairman and CEO           Mark F. Spagnolo, President
--------------------------------------------------------------------------------
Printed Name                                 Printed Name

May 1, 2002                                  May 1, 2002
--------------------------------------------------------------------------------
Date                                         Date

                                             -----------------------------------
                                             FEIN


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                                    EXHIBIT A

                                   TASK ORDER

Task Order under Independent Contractor Agreement (the "Agreement") with Universal Access Global Holdings Inc. dated as of May 1, 2002.

DESCRIPTION OF SERVICES:

Consultant will, upon reasonable notice from Company, make the Designee available during normal business hours for consultation with the Company's Chairman and Chief Executive Officer. These services shall not be rendered on a full-time basis and the Consultant shall be free to undertake, and the Consultant expects to undertake, additional engagements during the Term. However, the Designee shall dedicate approximately 80% of his working time to the Company during the first three months of the engagement, and approximately 40% of his working time to the Company during the last six months of the engagement.

COMPENSATION:

(a) An initial payment of $12,500; $43,750 per month (payable in arrears) for the first three months of the engagement; and $21,875 per month (payable in arrears) for the last six months of the engagement.

(b) Company will grant the Designee, an employee of Consultant who will be a Service Provider to the Company (as defined in the Company's 1999 Stock Plan), subject to approval by its Board of Directors or appropriate committee thereof, an option to purchase 500,000 shares of Common Stock of the Company. The per share exercise price for the shares subject to the option will be the fair market value of a share of Common Stock as of the date of grant. The option will vest with respect to 375,000 of the shares subject to the option on the date of grant and as to the remainder of the shares, 1/3rd shall vest on the 16th day of each month beginning on August 16, 2002. The option will be granted under the Company's 1999 Stock Plan and will be subject to its provisions and the terms of the Notice of Stock Option Grant made thereunder. CONSULTANT ACKNOWLEDGES THAT THE VALUE OF SUCH OPTION IS CONTINGENT UPON THE MARKET FOR THE COMPANY'S COMMON STOCK AND THAT THE EXERCISE PRICE OF THE OPTION MAY EXCEED THE MARKET VALUE FOR THE COMPANY'S COMMON STOCK DURING THE TIME IN WHICH THE OPTION IS EXERCISABLE.

AGREED AND ACCEPTED:

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.        SPAGNOLO GROUP, LP

/s/ PATRICK C. SHUTT                         /s/ MARK F. SPAGNOLO
--------------------------------------------------------------------------------
Authorized Signature                         Authorized Signature

Patrick C. Shutt, Chairman and CEO           Mark F. Spagnolo, President
--------------------------------------------------------------------------------
Printed Name                                 Printed Name

May 1, 2002                                  May 1, 2002
--------------------------------------------------------------------------------
Date                                         Date


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                                    EXHIBIT B

                              INTELLECTUAL PROPERTY

A. NO USE OF NAME OR TRADEMARKS. Neither party will utilize the names or trademarks of the other in connection with any advertising, marketing or promotion of any kind without obtaining the other party's prior written consent. Without limiting the foregoing, neither party will publicize, promote or disclose that Consultant is providing Services to Company pursuant to this Agreement without obtaining the other party's prior written consent.

B. COMPANY WORK PRODUCT. Company retains all right, title and interest in and to all software, programming documentation, technical ideas, concepts, know-how, inventions, discoveries, improvements, techniques, notes, models, writings, reports, formulas, specifications, memoranda, computer source code and documentation and other data and all related intellectual property rights, created, conceived and developed by Company prior to the commencement of this Agreement (the "Company Prior Technology"). All right, title, and interest in and to all derivative works, enhancements, extensions and modifications of or related to the Company Prior Technology or other products developed in whole or in part by Company, including without limitation all intellectual property rights therein (the "Company Developed Technology") shall be the sole property of Company whether developed by Company, Consultant or any other party in performing the Services or otherwise.

C. CONSULTANT WORK PRODUCT. Consultant retains all right, title and interest in and to all software, programming documentation, technical ideas, concepts, know-how, inventions, discoveries, improvements, techniques, notes, models, writings, reports, formulas, specifications, memoranda, computer source code and documentation and other data and all related intellectual property rights, originated, developed or owned by the Consultant or its employees or representatives prior to the commencement of this Agreement (the "Consultant Prior Technology"). All right, title, and interest in and to all derivative works, enhancements, extensions and modifications of or related to the Consultant Prior Technology developed in whole or in part by Consultant, including without limitation all intellectual property rights therein (the "Consultant Developed Technology") shall be the sole property of Consultant. All ideas, know-how, techniques or other intellectual property rights originated or developed by the Consultant, excluding the Company Prior Technology and the Company Developed Technology, developed by Consultant during the term of the Agreement for work not performed under this Agreement shall be the sole property of Consultant. The Consultant will notify the Company of any Consultant Prior Technology or Consultant Developed Technology which the Consultant uses in the performance of this Agreement.

D.   INVENTIONS AND DATA RIGHTS

     D.1 Consultant agrees that all notes, models, writings, reports, formulas, specifications, memoranda, computer source code and documentation and other data prepared and/or produced by Consultant in the performance of this Agreement and which are or relate to Company Prior Technology or Company Developed Technology or result from work by Consultant in the performance of this Agreement and all derivative works thereof are works made for hire and are assigned to and shall become the sole property of Company, including all rights therein of whatever kind or nature, and Consultant agrees not to disclose same to any other person, firm or corporation. Upon termination of its work on


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     the project, or upon the termination or expiration of this Agreement,
     Consultant agrees to promptly deliver to Company all documents and other records that relate to the business activities of Company, and all other materials which belong to Company.

     D.2 Consultant agrees and does hereby assign to Company as its exclusive property, its entire right, title and interest in those inventions, innovations or ideas developed or conceived by it solely or jointly with others, during the term of Consultant's work for or at Company, which inventions, innovations or ideas are or relate to Company Prior Technology or Company Developed Technology, or result from work by Consultant in the performance of this Agreement. All rights, title and interest in such inventions shall be vested in Company immediately upon such development or conception. Consultant further agrees that, when requested, Consultant will without charge to Company, but at Company 's expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining the patents, copyrights and legal protection for such inventions or innovations in any and all countries and for vesting title in Company, its successors, assigns, and legal representatives or nominees.

     D.3 If Consultant, in the performance of this Agreement, discovers, invents, or produces, without limitation, any information, computer programs, software or other associated intangible property, network configuration, formulae, product, device, system, technique, drawing, program or process which is a "trade secret" within the meaning of the Illinois Trade Secret Act (irrespective of where Consultant performs the Services), such information, formulae, product, device, system, technique, drawing, program or process shall be assigned to the Company. Consultant agrees to fully cooperate with the Company in protecting the value and secrecy of any such trade secret, and further agrees to execute any and all documents the Company deems necessary to document any such assignment to the Company. Consultant appoints the Company as Consultant's attorney-in-fact to execute any documents the Company may deem necessary that relates to any such trade secret or assignment thereof to the Company.


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                                    EXHIBIT C

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement (this "Agreement") is effective as of May 1, 2002 between Spagnolo Group, LP, a Texas limited partnership, with an address at ______________________________________ and
Universal Access Global Holdings Inc., a Delaware corporation, with an office at 233 S. Wacker, Suite 600, Chicago, Illinois 60606 (collectively, the "Parties").

                                   BACKGROUND

The Parties have agreed to explore a possible transaction and/or relationship (the "Transaction"). In connection with the Transaction, the Parties have agreed to exchange Confidential Information (defined below), subject to the following terms and conditions. A party, including its Affiliates (defined below), providing any Confidential Information to the other party is referred to herein as the "Owner," and the party receiving any Confidential Information from the other party is referred to herein as the "Recipient." A party can be both an Owner and a Recipient hereunder.

                              TERMS AND CONDITIONS

          NOW THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

1. As used herein, "Confidential Information" means any and all information, whether furnished orally, in writing or in any tangible or intangible form or medium, that is confidential or proprietary to Owner, any Representatives (defined below) of Owner, or any third party, that Owner may disclose to Recipient in connection with the Transaction, or which, although not related to the Transaction, is nevertheless disclosed as a result of discussions and/or dealings between the Parties or their Affiliates or Representative's and which should reasonably have been understood by the Recipient to be proprietary and confidential to the Owner, because of legends or other markings, the circumstances of the disclosure or the nature of the information itself. For purposes of this Agreement, (a) "Affiliates" means any person or entity controlling, controlled by, or under common control with the applicable party, and (b) "Representatives" means a respective party's directors, officers, employees, consultants, and advisors.

2.   The term "Confidential Information" does not include any information that
     (a) at the time of disclosure or thereafter is generally available to the public (other than as a result of a wrongful disclosure directly or indirectly by the Recipient or its Representatives), (b) was or becomes available to the Recipient from a source other than the Owner or its Representatives, provided that the Recipient has no reasonable basis for concluding that such information was made available in violation of a confidentiality agreement with the Owner, (c) is independently developed by the Recipient without violating any of its obligations under this Agreement and demonstrated by Recipient's contemporaneous business records, (d) is generally made available to third parties by the Owner without restriction on disclosure, or (e) is disclosed with the prior written consent of the Owner.

3. Recipient will hold the Confidential Information in confidence and protect it in accordance with the security measures by which it protects its own proprietary and/or


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     Confidential Information that it does not wish to disclose, except that
     Recipient will use at least a reasonable degree of care. Recipient will use the Confidential Information received from Owner solely for the purpose of the Transaction and such information will be kept confidential by Recipient, except that Recipient may disclose Owner's Confidential Information, or portions thereof, to its Affiliates or Representatives, or to the Representatives of its Affiliates, who need to know such information for the purpose of the Transaction and who are bound by obligations of non-disclosure at least as restrictive as those imposed by this Agreement. Prior to disclosing the Confidential Information or any portion thereof to such parties, Recipient will inform those parties of the confidential nature of the Confidential Information and their duty to treat such Confidential Information in accordance with the applicable non-disclosure agreement. Each party will be responsible for the breach of this Agreement by any person to whom it has delivered Confidential Information.

4. If Recipient or any of its Affiliates or Representatives become legally compelled by law, regulation, rule, or by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or is advised by legal counsel to disclose any of the Confidential Information, Recipient will use reasonable efforts to provide Owner with prompt notice of such requirement or advice prior to disclosure so that Owner may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, or Owner waives compliance with the provisions hereof, the party compelled to make disclosure will furnish only that portion of the Confidential Information which it is legally required to so furnish and use reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

5. Upon written request by Owner, Recipient will return to Owner promptly all Confidential Information received from Owner in Recipient's or its Affiliates' or Representatives' possession or certify within such period that it and its Affiliates and Representatives have destroyed such information.

6. Neither this Agreement nor the disclosure by Owner of the Confidential Information or other information to Recipient will result in any obligation on the part of either party to enter into any further agreement with the other with respect to the subject matter hereof or otherwise, to purchase any products or services from the other or to require either party to disclose any particular information to the other. Nothing in this Agreement will imply any partnership or joint Transaction between the Parties or be construed as making either party the agent of the other.

7. The Parties acknowledge and agree that a breach of any of the provisions of this Agreement will result in immediate and irreparable harm for which money damages would not be an adequate remedy. In the event of any breach or threatened breach of the provisions of this Agreement, the non-breaching party may obtain equitable relief without the necessity of posting a bond, including injunctions and orders for specific performance, in addition to all other remedies available at law or in equity.

8. Upon ten (10) business days written notice, either party may notify the other that it no longer wishes to receive or provide Confidential Information. Any information received or provided by either party thereafter will not be subject to the protection of this Agreement.


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9.   Notwithstanding anything herein to the contrary, the non-disclosure obligations of the Parties set forth in this Agreement will survive the expiration or termination of this Agreement.

10. Neither this Agreement nor any rights hereunder in whole or in part are assignable or otherwise transferable by either party without the prior written consent of the other party.

11. The laws of the State of Illinois will govern this Agreement. Any dispute arising under the terms hereof will be heard only before courts of competent jurisdiction in Chicago, Illinois.

12. This Agreement constitutes the entire understanding between Recipient and Owner as to the Confidential Information provided in connection with the Transaction and merges all prior and contemporaneous discussions and agreements between them relating thereto.

13. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which when taken together will constitute one and the same instrument.

14. This Agreement will be binding upon each party and its successors and assigns, and will inure to the benefit of, and be enforceable by, each party and its successors and assigns.

15. The provisions of this Agreement will be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law.

                                   SIGNATURES

Each party has caused this Agreement to be executed on its behalf by an authorized individual as of the date set forth above.

Spagnolo Group, LP                      Universal Access Global Holdings Inc.

Signature: /s/ Mark F. Spagnolo         Signature: /s/ Patrick C. Shutt
           ------------------------                ------------------------
Name: Mark F. Spagnolo                  Name: Patrick C. Shutt

Title: President                        Title: Chairman and CEO


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